UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Minimum Bid Price Deficiency

On September 23, 2013, BG Medicine, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for the preceding 30 consecutive business days, the Company’s common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by NASDAQ Listing Rule 5450(a)(1). The notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on The NASDAQ Global Market under the symbol “BGMD” at this time.

In accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Company has a grace period of 180 calendar days, or until March 24, 2014, to regain compliance with NASDAQ Listing Rule 5450(a)(1). Compliance can be achieved automatically and without further action if the closing bid price of the Company’s stock is at or above $1.00 for a minimum of 10 consecutive business days at any time during the 180-day compliance period.

If the Company does not achieve compliance with the Minimum Bid Price Requirement by March 24, 2014, NASDAQ will notify the Company that its common stock will be subject to delisting. If the Company receives a notice of delisting, the Company would then be entitled to appeal the NASDAQ Staff’s determination to a NASDAQ Listing Qualifications Panel and request a hearing. The Company is currently considering available options to resolve the listing deficiency and to regain compliance. There can be no assurance that the Company will be able to regain compliance with The NASDAQ Global Market listing requirements.

Alternatively, if at that time the Company is in compliance with the continued listing requirements for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market other than the Minimum Bid Price Requirement, the Company could apply to transfer the listing of its common stock to The NASDAQ Capital Market and thereby receive an additional grace period to gain compliance with the Minimum Bid Price Requirement.

Market Value of Listed Securities Deficiency

As previously disclosed on a Current Report on Form 8-K filed on May 17, 2013, the Company received a letter from NASDAQ notifying the Company that for the preceding 30 consecutive business days, the Company’s Market Value of Listed Securities had closed below the minimum $50,000,000 requirement for continued listing on The NASDAQ Global Market, as required by NASDAQ Listing Rule 5450(b)(2)(A). The Market Value of Listed Securities Deficiency serves as an additional basis for delisting the Company’s common stock from NASDAQ, in addition to the Minimum Bid Price Deficiency discussed above. The Company is currently considering available options to resolve these listing deficiencies and to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: September 27, 2013	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr.
Executive Vice President & Chief Financial Officer